                                                                EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mego Financial Corp. on Form S-3 of our report dated October 25, 1996, except for Note 24 as to which the date is November 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Mego Financial Corp. for the year ended August 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP



San Diego, California
May 22, 1997